FOR IMMEDIATE RELEASE
INVESTOR CONTACT:
David Jones
Executive Vice President and
Chief Financial Officer
865-293-5299

MEDIA CONTACT:
Tracy Young
Vice President, Communications
800-818-1498

Team Health Holdings, Inc. Announces Fourth Quarter and Fiscal 2014
Financial Results

Fourth Quarter 2014 Highlights:

▪	Net Revenue increased 27.2% to $790.7 million over fourth quarter of 2013

▪	Net earnings were $16.1 million; $40.5 million after adjustments

▪	Diluted net earnings per share of $0.22; Adjusted EPS increased 21.7% to $0.56

▪	Adjusted EBITDA increased 26.4% to $78.2 million
Full Year 2014 Year Highlights:

▪	Net Revenue increased 18.3% to $2.82 billion from 2013

▪	Net earnings were $97.7 million; $166.1 million after adjustments

▪	Diluted net earnings per share of $1.35; Adjusted EPS increased 25.7% to $2.30

▪	Adjusted EBITDA increased 29.4% to $325.2 million
2015 Outlook:

▪	Net revenue growth of 18.0% to 20.0%; Adjusted EBITDA margin between 10.5% and 11.0%

KNOXVILLE, Tenn. - February 10, 2015 - Team Health Holdings, Inc. ("TeamHealth" or the "Company") (NYSE: TMH), one of the largest providers of outsourced physician staffing solutions for hospitals in the United States, today announced results for its fourth quarter and full fiscal year of 2014.
"Overall, 2014 was a fantastic year for TeamHealth. We finished the year with 18.3% growth in net revenue, 29.4% growth in Adjusted EPS and 25.7% growth in Adjusted EBITDA, while delivering robust operating cash flows,” said TeamHealth President and Chief Executive Officer, Mike Snow.

"During the fourth quarter, all three of our primary drivers contributed to our financial performance. Our consolidated growth was driven largely by acquisitions, with strong same contract results, and the return to historical growth rates in our net new contracts providing meaningful contributions. These results reflect our balanced and integrated approach to achieving our targets moving forward.  Over the year, we saw a number of positive trends continue to develop. Healthcare reform, specifically the expansion of Medicaid coverage, allowed us to realize improvements in our payor mix, and we believe that healthcare reform and an improving economic environment, coupled with a more active flu season, provided support to volume growth in 2014. In addition, 2014 was a record year for acquisitions and our pipeline remains robust as we continue to evaluate and pursue a number of high quality groups to partner with TeamHealth."
"As a result of our financial performance in 2014 and our current expectations about operating trends in 2015, including the momentum from our recent acquisitions, we expect to generate net revenue in 2015 of between $3.33 billion and $3.38 billion, reflecting an annual growth rate of 18.0% to 20.0%. We are also targeting an Adjusted EBITDA margin for fiscal 2015 of between 10.5% and 11.0%.  Our guidance assumes some incremental benefit from new contract sales and acquisitions and the continued expansion of coverage, but contemplates no benefit from the federal Medicaid Parity program in 2015, which contributed approximately 80 basis points towards our Adjusted EBITDA margin in 2014. Our projected Adjusted EBITDA margin reflects an opportunity for the continuation of a modest margin improvement in 2015 on our core operations excluding parity. TeamHealth remains an attractive solution for hospitals and physician groups that want to enhance their service offerings in today’s dynamic healthcare environment and we look forward to continuing to deliver the highest quality patient care while executing on our operational and financial goals in 2015," concluded Mr. Snow.
 2014 Fourth Quarter Results
Net revenue increased 27.2% to $790.7 million from $621.8 million in the fourth quarter of 2013. Acquisitions contributed 18.4%, same contract revenue contributed 6.1%, and net sales growth contributed 2.7% of the increase in quarter-over-quarter growth in net revenue. Within the acquisitions category, new hospital contracting opportunities that were initially developed by our sales and marketing process contributed 2.9% of overall net revenue growth between quarters.
Same contract revenue increased $37.9 million, or 6.9%, to $587.7 million from $549.8 million in the fourth quarter of 2013. An 8.0% increase in same contract volumes, supported by increased flu activity in the quarter, contributed 5.7% to the growth while an increase of 2.2% in estimated collections on fee for service visits provided a 1.9% increase in same contract revenue growth between quarters. The increase in estimated collections per visit was constrained by lower patient acuity in the current quarter and a reduced benefit from payor mix improvements and managed care contracting when compared to prior quarters of 2014. Contract and other revenue constrained same contract revenue growth between quarters by 0.7%. Acquisitions contributed $114.5 million of revenue growth and net new contract revenue increased by $16.5 million between quarters. The benefit from Medicaid parity revenue recognized in the fourth quarter of 2014 was $12.1 million, of which $10.7 million is same contract revenue. The fourth quarter of 2013 reflects Medicaid parity revenue of $12.9 million, of which $12.7 million is same contract. The decline in total parity revenue between periods of $0.9 million constrained consolidated revenue growth by 0.1% while the decline in same contract Medicaid parity revenue of $2.0 million constrained same contract revenue growth by 0.4% between quarters.
The components of net revenue include revenue from contracts that have been in effect for prior periods (same contracts) and from net, new and acquired contracts during the periods, as set forth in the table below:

	Three Months Ended December 31,
	2013	2014	% Increase	Contribution to Overall Revenue Growth
	(in thousands)
Same contracts:
Fee for service revenue	$407,947	$449,943	10.3%	6.8%
Contract and other revenue	141,854	137,724	(2.9)%	(0.7)%
Total same contracts	549,801	587,667	6.9%	6.1%
New contracts, net of terminations:
Fee for service revenue	26,368	45,886	74.0%	3.1%
Contract and other revenue	22,323	19,314	(13.5)%	(0.5)%
Total new contracts, net of terminations	48,691	65,200	33.9%	2.7%
Acquired contracts:
Fee for service revenue	16,900	107,144	534.0%	14.5%
Contract and other revenue	6,398	30,671	379.4%	3.9%
Total acquired contracts	23,298	137,815	491.5%	18.4%
Consolidated:
Fee for service revenue	451,215	602,973	33.6%	24.4%
Contract and other revenue	170,575	187,709	10.0%	2.8%
Total net revenues	$621,790	$790,682	27.2%	27.2%
The following table reflects the visits and procedures included within fee for service revenues described in the table above:

	Three Months Ended December 31,
	2013	2014	% Increase
	(in thousands)
Fee for service visits and procedures:
Same contract	2,467	2,664	8.0%
New and acquired contracts, net of terminations	309	881	185.1%
Total fee for service visits and procedures	2,776	3,545	27.7%

Net earnings attributable to Team Health Holdings, Inc. ("Net earnings") for the quarter were $16.1 million, or $0.22 diluted net earnings per share, compared to net earnings of $21.5 million, or $0.30 diluted net earnings per share, in the fourth quarter of 2013. The financial results for the fourth quarter of 2014 included $8.2 million of contingent purchase and other acquisition compensation expense ($7.2 million after-tax), non-cash amortization expense of $20.4 million ($14.9 million after-tax) and a loss on the refinancing of debt of $3.6 million ($2.2 million after-tax). Excluding these items, net earnings for the fourth quarter of 2014 would have been $40.5 million and Adjusted EPS would have been $0.56 per share. Financial results for the fourth quarter of 2013 included $5.4 million of contingent purchase and other acquisition compensation expense ($4.1 million after-tax), and non-cash amortization expense of $10.5 million ($7.1 million after-tax). Excluding these items, net earnings for the fourth quarter of 2013 would have been $32.7 million and Adjusted EPS would have been $0.46 per share.
As a result of the acquisitions that closed in 2014 and recent changes in the Company's management organization, there was an elevated level of severance costs in the fourth quarter of 2014 in the amount of $7.0 million, which reduced Adjusted EPS by approximately $0.06 per share. Additionally, the Company benefited from a favorable state effective tax rate due to the reduction of valuation allowances on certain state operating loss carry forwards that provided an increase in Adjusted EPS in the fourth quarter of 2014 of approximately $0.03 per share.
See “Non-GAAP Financial Measures Reconciliations” and “Adjusted Earnings Per Share” below for the definition of Adjusted EPS and its reconciliation to net earnings and diluted earnings per share attributable to Team Health Holdings, Inc.
The following table set forth a reconciliation of diluted earnings per share to Adjusted EPS (note that some totals may not add due to rounding).

	Adjusted Earnings Per Share
	Three Months Ended December 31,
	2013		2014
	(in thousands, except for share data)
Diluted weighted average shares outstanding	71,245		72,647
Net earnings and diluted net earnings per share attributable to Team Health Holdings, Inc., as reported	$21,475	$0.30	$16,104	$0.22
Adjustments:
Contingent purchase and other acquisition compensation expense, net of tax of $(1,286) and $(920) for 2013 and 2014, respectively	4,108	0.06	7,234	0.10
Amortization expense, net of tax of $(3,450) and $(5,557) for 2013 and 2014, respectively	7,067	0.10	14,887	0.20
Loss on refinancing of debt, net of tax of $(1,404) for 2014	—	—	2,244	0.03
Net earnings and diluted earnings per share attributable to Team Health Holdings, Inc., as adjusted	$32,650	$0.46	$40,469	$0.56

Cash flow provided by operations for the quarter was $91.9 million compared to $39.7 million in the fourth quarter of 2013. There were $2.6 million of contingent purchase payments made in the fourth quarter of 2014 and $28.5 million contingent purchase payments in 2013. Excluding the impact of the contingent purchase payments in 2014 and 2013, operating cash flows increased $26.3 million or 38.5% between quarters.
Adjusted EBITDA for the quarter increased 26.4% to $78.2 million from $61.9 million in the fourth quarter of 2013, and Adjusted EBITDA margin was 9.9% for both quarters. Excluding the impact of Medicaid parity in both periods (assuming an Adjusted EBITDA margin of approximately 70% on parity revenue), Adjusted EBITDA margin would have been 9.0% in the fourth quarter of 2014 and 8.7% in 2013. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted EBITDA” below for the definitions of Adjusted EBITDA Margin and Adjusted EBITDA and its reconciliation to net earnings attributable to Team Health Holdings, Inc.
The following table sets forth a reconciliation of net earnings attributable to Team Health Holdings, Inc. to Adjusted EBITDA.

	Adjusted EBITDA
	Three Months Ended December 31,
	2013	2014
	(In thousands)
Net earnings attributable to Team Health Holdings, Inc.	$21,475	$16,104
Interest expense, net	3,547	4,292
Provision for income taxes	11,667	8,690
Depreciation	4,512	5,571
Amortization	10,517	20,444
Other (income) expenses, net(a)	(1,691)	(1,131)
Loss on refinancing of debt(b)	—	3,648
Contingent purchase and other acquisition compensation expense(c)	5,394	8,154
Transaction costs(d)	2,220	1,445
Equity based compensation expense(e)	2,901	3,459
Insurance subsidiaries interest income	488	510
Severance and other charges	833	6,990
Adjusted EBITDA	$61,863	$78,176

a.	Reflects gain or loss on sale or disposal of assets, realized gains on investments, and changes in fair value of investments associated with the Company's non-qualified retirement plan.

b.	Reflects the write-off of deferred financing costs of $2,710 from the previous term loan as well as certain fees and expenses associated with the debt amendment.

c.	Reflects expense recognized for historical and estimated future contingent payments and other compensation expense associated with acquisitions.

d.	Reflects expenses associated with accounting, legal, due diligence and other transaction fees related to acquisition activity.

e.	Reflects costs related to equity awards granted under the Team Health Holdings, Inc. 2009 Amended and Restated Stock Incentive Plan.

As of December 31, 2014, the Company had cash and cash equivalents of approximately $20.1 million and total outstanding debt of $805.3 million. The outstanding debt as of December 31, 2014 includes borrowings under its revolving credit facility in the amount of $209.0 million incurred to fund the Company's recently completed acquisitions. As of December 31, 2014 the Company had $441.0 million of available borrowings under its revolving credit facilities (without giving effect to $6.7 million of undrawn letters of credit).
On October 2, 2014, the Company entered into an amendment and restatement to its senior secured credit facilities, which, among other things, (1) increased the existing Term Loan A Facility from $275.0 million to $600.0 million, (2) increased the Company’s existing Revolving Credit Facility to $650.0 million, and (3) extended the maturities of the Term Loan A Facility and the Revolving Credit Facility from November 1, 2017 to October 2, 2019. The maturity dates under the Credit Facility are subject to extension with lender consent according to the terms of the agreement. The Company used proceeds from borrowings under the Term Loan A Facility and the Revolving Credit Facility to repay in full the existing $250.0 million Term Loan B Facility and pay customary fees and expenses associated with the Amendment and Restatement Agreement, with remaining proceeds retained for other future general corporate purposes. The Company recognized a $3.6 million loss on refinancing of debt in connection with this transaction during the fourth quarter of 2014.
Fiscal 2014 Full Year Results
Net revenue in the twelve months ended December 31, 2014 increased 18.3% to $2.82 billion from $2.38 billion for the same period of 2013. Acquisitions contributed 11.3%, same contract revenue contributed 5.0%, and net sales growth contributed 1.9% of the increase in year over year growth in net revenue. Within the acquisitions category, new hospital contracting opportunities that were initially developed by our sales and marketing process contributed 2.3% of overall net revenue growth between years.
Same contract revenue for the twelve months ended December 31, 2014 increased $119.5 million, or 6.1%, to $2.09 billion from $1.97 billion in the same period a year ago. Increases in estimated collections on fee for service visits of 5.9% provided a 4.5% increase in same contract revenue growth between periods while a 3.1% increase in same contract volumes contributed 2.2% to growth. Contract and other revenue constrained same contract revenue growth 0.6% between periods. Acquisitions contributed $270.1 million of growth between periods and net new contract revenue increased by $46.4 million. The benefit from Medicaid parity revenue recognized in the twelve months ended December 31, 2014 was $39.7 million, of which $33.0 million was same contract revenue compared to $25.9 million in 2013, of which $23.9 million was same contract revenue. The increase in Medicaid parity revenue contributed 0.6% to consolidated revenue growth and 0.5% to same contract revenue growth between years.

The components of net revenue include revenue from contracts that have been in effect for prior periods (same contracts) and from net, new and acquired contracts during the periods, as set forth in the table below:

	Twelve Months Ended December 31,
	2013	2014	% Increase	Contribution to Overall Revenue Growth
	(in thousands)
Same contracts:
Fee for service revenue	$1,439,473	$1,571,172	9.1%	5.5%
Contract and other revenue	531,341	519,176	(2.3)%	(0.5)%
Total same contracts	1,970,814	2,090,348	6.1%	5.0%
New contracts, net of terminations:
Fee for service revenue	205,290	258,536	25.9%	2.2%
Contract and other revenue	136,683	129,829	(5.0)%	(0.3)%
Total new contracts, net of terminations	341,973	388,365	13.6%	1.9%
Acquired contracts:
Fee for service revenue	63,530	287,391	352.4%	9.4%
Contract and other revenue	7,278	53,539	635.6%	1.9%
Total acquired contracts	70,808	340,930	381.5%	11.3%
Consolidated:
Fee for service revenue	1,708,293	2,117,099	23.9%	17.2%
Contract and other revenue	675,302	702,544	4.0%	1.1%
Total net revenues	$2,383,595	$2,819,643	18.3%	18.3%

The following table reflects the visits and procedures included within fee for service revenues described in the table above:

	Twelve Months Ended December 31,
	2013	2014	% Increase
	(in thousands)
Fee for service visits and procedures:
Same contract	8,975	9,249	3.1%
New and acquired contracts, net of terminations	1,809	3,170	75.2%
Total fee for service visits and procedures	10,784	12,419	15.2%
Reported net earnings were $97.7 million in the twelve months ended December 31, 2014, or $1.35 diluted net earnings per share, compared to net earnings of $87.4 million, or $1.24 diluted net earnings per share, in the same period of 2013. The 2014 financial results included $30.6 million ($23.0 million after-tax) of contingent purchase and other acquisition compensation expense, non-cash amortization expense of $55.6 million ($38.7 million after-tax), a $7.1 million increase in prior year professional liability loss reserves ($4.4 million after tax) and a $3.6 million ($2.2 million after-tax) loss on the refinancing of debt. Excluding these items, net earnings for the twelve months of 2014 would have been $166.1 million and Adjusted EPS would have been $2.30 per share. Financial results for the same period in 2013 included $24.0 million of contingent purchase and other acquisition compensation expense ($16.6 million after-tax), and non-cash amortization expense of $37.6 million ($25.0 million after-tax). Excluding these adjustments, net earnings for the same period in 2013 would have been $129.0 million and Adjusted EPS would have been $1.83 per share. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted Earnings Per Share” below for the definition of Adjusted EPS and its reconciliation to net earnings and diluted earnings per share attributable to Team Health Holdings, Inc.
The following tables set forth a reconciliation of diluted earnings per share to Adjusted EPS (note that some totals may not add due to rounding).

	Adjusted Earnings Per Share
	Twelve Months Ended December 31,
	2013		2014
	(in thousands, except for share data)
Diluted weighted average shares outstanding	70,624		72,164
Net earnings and diluted net earnings per share attributable to Team Health Holdings, Inc., as reported	$87,409	1.24	$97,738	1.35
Adjustments:
Loss on refinancing of debt, net of tax of $(1,404) for 2014.	—	—	2,244	0.03
Contingent purchase and other acquisition compensation expense, net of tax of $(7,336) and $(7,663) for 2013 and 2014, respectively	16,626	0.24	22,974	0.32
Amortization expense, net of tax of $(12,538) and $(16,902) for 2013 and 2014, respectively	25,012	0.35	38,745	0.54
Professional liability loss reserve adjustments associated with prior years, net of tax of $(2,729) for 2014	—	—	4,359	0.06
Net earnings and diluted earnings per share attributable to Team Health Holdings, Inc., as adjusted	$129,047	$1.83	$166,060	$2.30
Cash flow provided by operations for the twelve months ended December 31, 2014 was $198.7 million compared to $154.4 million in 2013. There were $24.5 million contingent purchase payments in 2014 and $29.1 million contingent purchase payments in 2013. Excluding the impact of the 2014 and 2013, contingent purchase payments, operating cash flows increased $39.7 million or 21.6% between periods.
Adjusted EBITDA increased 29.4% to $325.2 million from $251.3 million in the twelve months ended December 31, 2013, and Adjusted EBITDA margin was 11.5% compared to 10.5% for the same period in 2013. Excluding the impact of Medicaid parity in both years, Adjusted EBITDA margin would have been 10.7% in 2014 and 9.9% in 2013. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted EBITDA” below for the definitions of Adjusted EBITDA Margin and Adjusted EBITDA and its reconciliation to net earnings attributable to Team Health Holdings, Inc.

The following table sets forth a reconciliation of net earnings attributable to Team Health Holdings, Inc. to Adjusted EBITDA.

	Adjusted EBITDA
	Twelve Months Ended December 31,
	2013	2014
	(in thousands)
Net earnings attributable to Team Health Holdings, Inc.	$87,409	$97,738
Interest expense, net	14,910	15,050
Provision for income taxes	56,313	65,232
Depreciation	17,070	20,886
Amortization	37,550	55,647
Other (income) expenses, net(a)	(4,536)	(4,588)
Loss on refinancing of debt(b)	—	3,648
Contingent purchase and other acquisition compensation expense(c)	23,962	30,637
Transaction costs(d)	3,809	7,179
Equity based compensation expense(e)	9,889	16,152
Insurance subsidiaries interest income	1,795	2,012
Professional liability loss reserve adjustments associated with prior years	—	7,088
Severance and other charges	3,097	8,553
Adjusted EBITDA	$251,268	$325,234

a.	Reflects gain or loss on sale of assets, realized gains on investments, and changes in fair value of investments associated with the Company's non-qualified retirement plan.

b.	Reflects the write-off of deferred financing costs of $2,710 from the previous term loan as well as certain fees and expenses associated with the debt amendment.

c.	Reflects expense recognized for historical and estimated future contingent payments and other compensation expense activity associated with acquisitions.

d.	Reflects expenses associated with accounting, legal, due diligence and other transaction fees related to acquisition activities.

e.	Reflects costs related to options and restricted shares granted under the Team Health Holdings, Inc. 2009 Amended and Restated Stock Incentive Plan.

Team Health Holdings, Inc.
Consolidated Balance Sheets

	December 31, 2013	December 31, 2014
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$32,331	$20,094
Accounts receivable, less allowance for uncollectibles of $377,644 and $409,851 in 2013 and 2014, respectively	392,430	500,633
Prepaid expenses and other current assets	35,029	46,469
Receivables under insured programs	22,961	23,623
Income tax receivable	—	8,935
Total current assets	482,751	599,754
Insurance subsidiaries' and other investments	84,081	112,946
Property and equipment, net	53,434	62,117
Other intangibles, net	173,178	341,194
Goodwill	428,311	724,979
Deferred income taxes	44,546	21,113
Receivables under insured programs	39,532	50,625
Other	55,577	61,994
	$1,361,410	$1,974,722
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,700	$40,616
Accrued compensation and physician payable	201,998	283,033
Other accrued liabilities	128,749	153,137
Income tax payable	3,014	—
Current maturities of long-term debt	17,969	227,750
Deferred income taxes	39,063	38,272
Total current liabilities	418,493	742,808
Long-term debt, less current maturities	483,594	577,500
Other non-current liabilities	190,842	231,778
Shareholders' equity:
Common stock, ($0.01 par value; 100,000 shares authorized, 70,016 and 71,283 shares issued and outstanding at December 31, 2013 and 2014, respectively)	700	713
Additional paid-in capital	642,633	696,996
Accumulated deficit	(376,593)	(278,855)
Accumulated other comprehensive earnings	447	1,695
Team Health Holdings, Inc. shareholders' equity	267,187	420,549
Noncontrolling interests	1,294	2,087
Total shareholders' equity including noncontrolling interests	268,481	422,636
	$1,361,410	$1,974,722

-continued-

Team Health Holdings, Inc.
Consolidated Statements of Comprehensive Earnings

	Three Months Ended December 31,
	2013	2014
	(In thousands, except per share data)
Net revenues before provision for uncollectibles	$1,128,808	$1,306,991
Provision for uncollectibles	507,018	516,309
Net revenues	621,790	790,682
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	488,250	622,141
Professional liability costs	18,985	24,127
General and administrative expenses (includes contingent purchase and other acquisition compensation expense of $5,394 and $8,154 in 2013 and 2014, respectively)	62,295	85,212
Other (income) expenses, net	(1,691)	(1,131)
Depreciation	4,512	5,571
Amortization	10,517	20,444
Interest expense, net	3,547	4,292
Loss on refinancing of debt	—	3,648
Transaction costs	2,220	1,445
Earnings before income taxes	33,155	24,933
Provision for income taxes	11,667	8,690
Net earnings	21,488	16,243
Net earnings attributable to noncontrolling interests	13	139
Net earnings attributable to Team Health Holdings, Inc.	$21,475	$16,104

Net earnings per share of Team Health Holdings, Inc.
Basic	$0.31	$0.23
Diluted	$0.30	$0.22
Weighted average shares outstanding
Basic	69,663	70,970
Diluted	71,245	72,647

Other comprehensive earnings, net of tax:
Net change in fair value of investments, net of tax of $(39) and $1 for 2013 and 2014, respectively	(73)	20
Comprehensive earnings	21,415	16,263
Comprehensive earnings attributable to noncontrolling interests	13	139
Comprehensive earnings attributable to Team Health Holdings, Inc.	$21,402	$16,124

-continued-

Team Health Holdings, Inc.
Consolidated Statements of Comprehensive Earnings

	Twelve Months Ended December 31,
	2013	2014
	(In thousands, except per share data)
Net revenues before provision for uncollectibles	$4,313,848	$4,800,883
Provision for uncollectibles	1,930,253	1,981,240
Net revenues	2,383,595	2,819,643
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	1,867,817	2,179,837
Professional liability costs	74,185	97,609
General and administrative expenses (includes contingent purchase and other acquisition compensation expense of $23,962 and $30,637 in 2013 and 2014, respectively)	228,911	281,054
Other (income) expenses, net	(4,536)	(4,588)
Depreciation	17,070	20,886
Amortization	37,550	55,647
Interest expense, net	14,910	15,050
Loss on refinancing of debt	—	3,648
Transaction costs	3,809	7,179
Earnings before income taxes	143,879	163,321
Provision for income taxes	56,313	65,232
Net earnings	87,566	98,089
Net earnings attributable to noncontrolling interests	157	351
Net earnings attributable to Team Health Holdings, Inc.	$87,409	$97,738

Net earnings per share of Team Health Holdings, Inc.
Basic	$1.27	$1.39
Diluted	$1.24	$1.35
Weighted average shares outstanding
Basic	68,988	70,400
Diluted	70,624	72,164

Other comprehensive income, net of tax:
Net change in fair value of investments, net of tax of $(676) and $662 for 2013 and 2014, respectively	(1,254)	1,248
Comprehensive earnings	86,312	99,337
Comprehensive earnings attributable to noncontrolling interests	157	351
Comprehensive earnings attributable to Team Health Holdings, Inc.	$86,155	$98,986

-continued-

Team Health Holdings, Inc.
Consolidated Statements of Cash Flow

	Three Months Ended December 31,
	2013	2014
	(In thousands)
Operating Activities
Net earnings	$21,488	$16,243
Adjustments to reconcile net earnings:
Depreciation	4,512	5,571
Amortization	10,517	20,444
Amortization of deferred financing costs	254	361
Equity based compensation expense	2,901	3,459
Provision for uncollectibles	507,018	516,309
Deferred income taxes	(10,866)	9,345
Loss on refinancing of debt	—	3,390
Gain on disposal or sale of assets	—	(77)
Equity in joint venture income	912	845
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(509,544)	(522,739)
Prepaids and other assets	1,841	(5,657)
Income tax accounts	973	(15,894)
Accounts payable	6,959	2,133
Accrued compensation and physician payable	18,688	33,959
Contingent purchase liabilities	(24,523)	5,554
Other accrued liabilities	3,433	12,040
Professional liability reserves	5,160	6,661
Net cash provided by operating activities	39,723	91,947
Investing Activities
Purchases of property and equipment	(9,815)	(7,793)
Sale of property and equipment	—	163
Cash paid for acquisitions, net	(136,708)	(209,064)
Proceeds from the sale of investments	—	21,016
Purchases of investments at insurance subsidiaries	(18,161)	(18,009)
Proceeds from investments at insurance subsidiaries	13,995	39,044
Net cash used in investing activities	(150,689)	(174,643)
Financing Activities
Payments on notes payable	(4,062)	(245,625)
Proceeds on notes payable	—	352,500
Proceeds from revolving credit facility	—	467,000
Payments on revolving credit facility	—	(485,400)
Payments of financing costs	—	(8,908)
Contribution from noncontrolling interests	—	357
Distributions to noncontrolling interests	—	(55)
Proceeds from the issuance of common stock under stock purchase plans	1,548	2,102
Proceeds from exercise of stock options	4,137	4,623
Tax benefit from exercise of stock options	9,666	2,557
Net cash provided by financing activities	11,289	89,151
Net increase (decrease) in cash and cash equivalents	(99,677)	6,455
Cash and cash equivalents, beginning of period	132,008	13,639
Cash and cash equivalents, end of period	$32,331	$20,094
Supplemental cash flow information:
Interest paid	$3,857	$3,652
Taxes paid	$12,310	$8,861

-continued-

Team Health Holdings, Inc.
Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2013	2014
	(In thousands)
Operating Activities
Net earnings	$87,566	$98,089
Adjustments to reconcile net earnings:
Depreciation	17,070	20,886
Amortization	37,550	55,647
Amortization of deferred financing costs	1,018	1,119
Equity based compensation expense	9,889	16,152
Provision for uncollectibles	1,930,253	1,981,240
Deferred income taxes	(10,729)	(12,022)
Loss on refinancing of debt	—	2,710
Loss (gain) on disposal or sale of equipment	79	(2,426)
Equity in joint venture income	(1,811)	(2,279)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,943,669)	(2,038,117)
Prepaids and other assets	(2,367)	(6,444)
Income tax accounts	1,932	(14,480)
Accounts payable	2,025	9,964
Accrued compensation and physician payable	20,719	47,653
Contingent purchase liabilities	(10,589)	4,271
Other accrued liabilities	(2,341)	12,752
Professional liability reserves	17,814	23,948
Net cash provided by operating activities	154,409	198,663
Investing Activities
Purchases of property and equipment	(21,378)	(24,576)
Sale of property and equipment	125	2,939
Cash paid for acquisitions, net	(159,140)	(556,218)
Proceeds from the sale of investments	—	21,016
Purchases of investments at insurance subsidiaries	(86,773)	(86,536)
Proceeds from investments at insurance subsidiaries	73,077	100,358
Net cash used in investing activities	(194,089)	(543,017)
Financing Activities
Payments on notes payable	(16,250)	(257,813)
Proceeds on notes payable	—	352,500
Proceeds from revolving credit facility	—	783,100
Payments on revolving credit facility	—	(574,100)
Payments of financing costs	(1)	(10,054)
Contribution from noncontrolling interests	600	619
Distributions to noncontrolling interests	—	(177)
Stock issuance costs	(519)	—
Proceeds from the issuance of common stock under stock purchase plans	2,991	4,005
Proceeds from exercise of stock options	30,500	20,133
Tax benefit from exercise of stock options	13,450	13,904
Net cash provided by financing activities	30,771	332,117
Net decrease in cash and cash equivalents	(8,909)	(12,237)
Cash and cash equivalents, beginning of year	41,240	32,331
Cash and cash equivalents, end of year	$32,331	$20,094

-continued-

Supplemental cash flow information:
Interest paid	$15,526	$15,360
Taxes paid	$52,209	$74,386

-continued-

Forward Looking Statements
Statements and information contained herein that are not historical facts and that reflect the current view of the Company about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company's future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the caption “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. The Company's “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Non-GAAP Financial Measures Reconciliations
In this release we refer to Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share ("Adjusted EPS") which are financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted EBITDA is defined as net earnings attributable to Team Health Holdings, Inc. before interest expense, taxes, depreciation and amortization, as further adjusted to exclude the non-cash items and the other adjustments shown in the table under “Adjusted EBITDA” in the release. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenue. Adjusted EPS is defined as diluted earnings per share attributable to Team Health Holdings, Inc. excluding non-cash and other adjustments, including the impact of contingent purchase and other acquisition compensation expense and amortization expense relating to purchase accounting for historical acquisitions and the other adjustments shown in the table under “Adjusted Earnings Per Share” in the release. For a reconciliation of each of Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measure, we refer you to the tables under “Adjusted EBITDA” and “Adjusted Earnings Per Share,” respectively, contained in the release.

Adjusted EBITDA
We present Adjusted EBITDA as a supplemental measure of our performance. We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. In evaluating our performance as measured by Adjusted EBITDA, management recognizes and considers the limitations of this measure. Adjusted EBITDA does not reflect certain cash expenses that we are obligated to make, and although depreciation and amortization are non-cash charges, assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for net earnings, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.
Adjusted Earnings Per Share
We present Adjusted earnings per share attributable to Team Health Holdings, Inc. (“Adjusted EPS”) as a supplemental measure of our performance. We present Adjusted EPS because we believe that it assists investors in understanding the impact of acquisition-related costs on our earnings per share and comparing our performance across operating periods on a consistent basis and provides additional insight into our core earnings performance. Adjusted EPS is not a measurement of financial performance or liquidity under generally accepted accounting principles. In evaluating our performance as measured by Adjusted EPS, management recognizes and considers the limitations of this measure. Adjusted EPS does not reflect certain cash expenses that we are obligated to make, and although contingent purchase and other acquisition compensation expense and amortization expense are non-cash charges in the period reported, such charges reflect historical or future cash payments in conjunction with our acquisition transactions. In addition, other companies in our industry may calculate Adjusted EPS differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EPS should not be considered in isolation or as a substitute for net earnings, operating income, basic and diluted earnings per share, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.

Conference Call
As previously announced, TeamHealth will hold a conference call tomorrow, February 11, 2015, to discuss its fourth quarter and full fiscal year 2014 results at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 13600121. The replay will be available until February 18, 2015.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.teamhealth.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about TeamHealth, please visit the company's Web site at www.teamhealth.com. TeamHealth uses its Web site as a channel of distribution for material Company information. Financial and other material information regarding TeamHealth is routinely posted on the Company's Web site and is readily accessible.

About TeamHealth
TeamHealth (Knoxville, Tenn.) (NYSE: TMH) is one of the largest providers of outsourced physician staffing solutions for hospitals in the United States. Through its 21 regional locations and multiple service lines, TeamHealth's more than 13,000 affiliated healthcare professionals provide emergency medicine, hospital medicine, anesthesia, urgent care, and pediatric staffing and management services to approximately 990 civilian and military hospitals, clinics, and physician groups in 47 states. TeamHealth was recently named one of "America's 100 Most Trustworthy Companies" for 2014 by Forbes magazine. The term "TeamHealth" as used throughout this release includes TeamHealth and all of its related entities, divisions, subsidiaries and affiliated physicians and physician groups. For more information about TeamHealth, visit www.teamhealth.com.